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                   Daimler-Benz Vehicle Owner Trust 1998-A
                           Monthly Servicing Report
                  Servicer: Mercedes-Benz Credit Corporation
                           Trustee: Citibank, N.A.
                        Collection Period: March 2000



Distribution Date: 04/20/2000


Statement to Noteholders and  Certificateholders Pursuant to
Section 4.9 of the Sale and Servicing Agreement                                            Per $1,000 of Original
                                                                                              Class A/Class B
                                                                                                  Amounts
                                                                                           ----------------------
     (i)     Principal Distribution
                 Class A-1                                                          $0.00        $0.000000
                 Class A-2                                                 $40,790,928.48       $80.297103
                 Class A-3                                                          $0.00        $0.000000
                 Class A-4                                                          $0.00        $0.000000
                 Class B Amount                                                     $0.00        $0.000000

    (ii)     Interest Distribution
                 Class A-1                                                          $0.00        $0.000000
                 Class A-2                                                    $540,459.94        $1.063898
                 Class A-3                                                  $1,892,000.00        $4.300000
                 Class A-4                                                  $1,051,830.00        $4.350000
                 Class B Amount                                               $382,415.48        $4.683333

   (iii)     Monthly Servicing Fee                                            $739,550.55
                 Monthly Supplemental Servicing Fee                                 $0.00

    (iv)     Class A-1 Principal Balance (end of Collection Period)                 $0.00
             Class A-1 Pool Factor (end of Collection Period)                   0.000000%
             Class A-2 Principal Balance (end of Collection Period)        $83,215,175.35
             Class A-2 Pool Factor (end of Collection Period)                  16.380940%
             Class A-3 Principal Balance (end of Collection Period)       $440,000,000.00
             Class A-3 Pool Factor (end of Collection Period)                 100.000000%
             Class A-4 Principal Balance (end of Collection Period)       $241,800,000.00
             Class A-4 Pool Factor (end of Collection Period)                 100.000000%
             Class B Principal Balance (end of Collection Period)          $81,654,551.40
             Class B Pool Factor (end of Collection Period)                   100.000000%

     (v)     Pool Balance (end of Collection Period)                      $846,669,726.75

    (vi)     Interest Carryover Shortfall
                 Class A-1                                                          $0.00        $0.000000
                 Class A-2                                                          $0.00        $0.000000
                 Class A-3                                                          $0.00        $0.000000
                 Class A-4                                                          $0.00        $0.000000
                 Class B                                                            $0.00        $0.000000
             Principal Carryover Shortfall
                 Class A-1                                                          $0.00        $0.000000
                 Class A-2                                                          $0.00        $0.000000
                 Class A-3                                                          $0.00        $0.000000
                 Class A-4                                                          $0.00        $0.000000
                 Class B                                                            $0.00        $0.000000

   (vii)     Balance of the Reserve Fund Property
               (end of Collection Period)
                 Class A Amount                                            $57,100,909.30
                 Class B Amount                                                     $0.00

  (viii)     Aggregate Purchase Amount of Receivables repurchased
                by the Seller or or the Servicer                            $27,672,189.23

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